UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

 Amendment No. 1

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

Zenergy Brands, Inc.

(Name of Registrant as Specified in Its Charter)

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Zenergy Brands, Inc.

5851 Legacy Circle, Suite 600

Plano, Texas 75024

(469) 228-1400

TO THE STOCKHOLDERS OF ZENERGY BRANDS, INC.:

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This notice and accompanying Information Statement is furnished to the holders of shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”) of Zenergy Brands, Inc., a Nevada corporation (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the action described below taken by unanimous written consent of the board of directors of the Company and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company:

1.	Amend our articles of incorporation, as amended and restated (the “Restated Articles”), to increase our authorized Class A Common Stock from 4,200,000,000 shares to 5,200,000,000 shares, $0.001 par value per share, which such shares shall be issuable on such terms and conditions as the Board of Directors may determine from time to time (the “Share Increase”).

The Share Increase is hereinafter referred to as the Amendment (the “Amendment”).

The purpose of this Information Statement is to notify our stockholders that on July 31, 2018, stockholders holding in excess of a majority of the voting power of our issued and outstanding shares of capital stock executed a written consent approving the Amendment. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Amendment will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Amendment under Nevada law and the Company’s Restated Articles and bylaws, each as amended and restated. As a result, no further action by any other stockholder is required to approve the Amendment and we have not and will not be soliciting your approval of the Amendment. Holders of our Class A Common Stock and Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”, collectively with the Class A Common Stock, the “Common Stock”) of record at the close of business on July 31, 2018 are entitled to notice of the stockholder action by written consent.

Attached hereto for your review is an Information Statement relating to the above-described action. Please read this Information Statement carefully. It describes the essential terms of the action to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By:	Order of the Board of Directors,

By:
Alex Rodriguez
President, Chief Executive Officer and Chief Financial Officer
December [ ], 2017

Zenergy Brands, Inc.

7700 Windrose Ave, Suite G300

Plano, Texas 75024

(469) 228-1400

July [  ], 2018

INFORMATION STATEMENT

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be mailed on or about July [ ], 2018 to the stockholders of record as of July 31, 2018 (the “Record Date”), of Zenergy Brands, Inc., a Nevada corporation (hereinafter referred to as “we,” “us,” “our” or the “Company”). This Information Statement is being circulated to advise stockholders of actions already approved and taken without a meeting by written consent of certain stockholders who hold a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Our board of directors and stockholders holding a majority of our voting power took action by written consent to approve the following:

1.	Amend our articles of incorporation, as amended and restated (the “Restated Articles”), to increase our authorized Class A Common Stock from 4,200,000,000 shares to 5,200,000,000 shares, $0.001 par value per share, which such shares shall be issuable on such terms and conditions as the Board of Directors may determine from time to time (the “Share Increase”).

The Share Increase is hereinafter referred to as the amendment (the “Amendment”).

On July 31, 2018 our board of directors unanimously approved the Amendment. Subsequent to our board of directors’ approval of the Amendment, the stockholders holding 65% of our outstanding voting stock approved the Amendment. Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendment will not be effected until at least 20 calendar days after the mailing of this definitive Information Statement to our stockholders. We expect that the Share Increase will be effective on or about August 20, 2018.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized capital stock, par value $0.001 per share, consists of 4,200,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock and 40,000,000 shares of preferred stock, of which 2,000,000 shares are designated as Series A Preferred Stock. As of the Record Date, there were issued and outstanding 1,875,813,574shares of Class A Common Stock held by 105 holders of record, 10,000,000 shares of Class B Common Stock held by 2 holders of record and 600,000 shares of Series A Preferred Stock. Each share of Class A Common Stock is entitled to one vote per share, each share of Class B Common Stock is entitled to 200 votes per share and the Series A Preferred Stock is not entitled to any voting rights.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the action described in this Information Statement is authorized by Section 78.320(2) of the Nevada Revised Statutes. Section 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the action disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of the Company’s voting power to approve the action described in this Information Statement.

The action described in this Information Statement cannot be taken until at least 20 calendar days after this Information Statement has first been sent or given to our stockholders.

DISSENTERS’ RIGHTS

There are no rights of appraisal or similar rights of dissenters with respect to any matter described in this Information Statement.

AMENDMENT OF OUR ARTICLES TO INCREASE OUR AUTHORIZED

CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE, FROM 4,200,000,000 TO 5,200,000,000 SHARES

On July 31, 2018, our board of directors and stockholders holding a majority of our voting power approved the Share Increase, which will have the effect of increasing our authorized Class A Common Stock, par value $0.001 per share, from 4,200,000,000 shares to 5,200,000,000 shares.

Reasons for Proposed Share Increase

Having an increased number of authorized but unissued shares of our capital stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. In addition, the additional shares of common stock will allow us to issue such shares in connection with the conversion of certain convertible debt and equity instruments, such as convertible debentures and convertible preferred stock.

Currently, Zenergy Brands Inc. has thirteen (13) convertible note holders representing a total of thirty-two (32) convertible notes, wherein each of these convertible notes require a certain amount of share reserve to provide coverage over the amount owed to the investor, this ranges anywhere from three (3) times to as high as seven (7) times, depending on the terms of each note. Of the company’s current 4.2 billion authorized shares, the company currently has 2.3 billion shares held in reserve in addition to the approximate 1.8 billion shares already issued. This “share reserve” obligation is dynamic in that it fluctuates based on the Company’s price per share; we currently have the obligation to increase certain reserve amounts. Lastly, the increase improves our ability to better maneuver if and when the Company decides to raise more capital.

Each of the aforementioned convertible notes has been properly disclosed in the Company’s past regulatory filings.

The shares of preferred stock would be available for issuance from time to time as determined by our board of directors for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, and issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets. Notwithstanding the foregoing, we have no obligation to issue such shares and there are no plans, proposals or arrangements currently contemplated by us that would involve the issuance of the preferred shares to acquire another company or its assets, or for any other corporate purpose stated. In connection with the anticipated continued growth of our business, our board of directors believes it is in our best interests to increase the number of authorized shares of capital stock and to create a class of preferred stock. The additional capital stock can provide flexibility in structuring the terms of any future agreements, as well as any future financing and recapitalization efforts.

Potential Anti-Takeover Effects of the Increase in Capital Stock

Any additional issuance of common or preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control. Shares of common or preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The ability of our board of directors to issue such additional shares of common stock and/or to designate one or more series or classes of preferred stock for issuance could discourage an attempt by a party to acquire control of our company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of common or preferred stock to persons whose interests are aligned with that of our board of directors could make it more difficult to remove incumbent officers and directors from office, even if such change were to be favorable to stockholders generally.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board or contemplating a tender offer or other transaction for the combination of our company with another company), the Share Increase was not proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to the board and our stockholders.

To the extent that the increase in the number of authorized shares may have anti-takeover effects, the Share Increase, when effected, may encourage persons seeking to acquire us to negotiate directly with our board of directors, enabling our board to consider a proposed transaction in a manner that best serves our stockholders’ interests.

Our board believes that it is advisable and in the best interests of our company to have available authorized but undesignated shares of preferred stock in an amount adequate to provide for our future needs. The designation of one or more classes or series of preferred stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions. We have no present plans or commitments for the issuance or use of the proposed shares of preferred stock in connection with any financing.

Procedure for Effecting the Amendment

The Certificate of Amendment has been filed with the Nevada Secretary of State. However, in accordance with Rule 14c-2 promulgated under the Exchange Act, the Amendment will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders. We expect that the Share Increase will be effective on or about August [  ], 2018.

Accounting Matters

The proposed Amendment will not affect the par value of our Common Stock. As a result, at the effective time of the Amendment, the stated capital on our balance sheet attributable to our Common Stock will not be affected.

Certain Federal Income Tax Consequences of the Authorized Share Increase

The will be no material U.S. federal income tax consequences of the Amendment to holders of our Common Stock.

AMENDMENT OF THE COMPANY’S RESTATED ARTICLES OF INCORPORATION

To effect the Share Increase, we will amend our Restated Articles. The form of the Certificate of Amendment to Articles of Incorporation is attached hereto as Exhibit A, and once effective, will increase our authorized Class A Common Stock, par value $0.001 per share from 4,200,000,00 shares to 5,200,000,000 shares.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

●	Any director or officer of our Company,

●	Any proposed nominee for election as a director of our Company, and

●	Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 31, 2018, by the following persons:

●	Each person who is known to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock,

●	Each of our named executive officers (as defined in Item 402 of Regulation S-K) and directors, and

●	All of our directors and executive officers as a group.

Unless otherwise indicated, the business address of each person listed is in care of 7700 Windrose Ave, #G300, Plano, TX 75024. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

As of July 31, 2018, there were 1,875,813,574 shares of Class A Common Stock issued and outstanding, held by 105 holders of record, 10,000,000 shares of Class B Common Stock issued and outstanding held by two holders of record and 600,000 shares of Series A Preferred Stock.

Name and Address of Beneficial Owner	Class A Common Stock Beneficial Ownership	Percent of Class (1)	Class B Common Stock Beneficial Ownership	Percent of Class (2)
Named Executive Officers and Directors:

Byron T. Young (3)	238,309,650	12.7%	5,000,000	50.0%
Alex Rodriguez (4)	140,000,000	7.5%	5,000,000	50.0%
All executive officers and directors as a group (two people)	377,152,650	20.2%	10,000,000	100.0%

*	Less than 1%.

(1)	Calculated on the basis of 1,875,813,574 issued and outstanding shares of Class A Common Stock as of July 31, 2018. Share amount excludes shares which Mr. Young has a right to acquire. See Note 3 below. Holders of our Class A Common Stock are entitled to one vote per share.

(2)	Calculated on the basis of 10,000,000 issued and outstanding shares of Class B Common Stock as of July 31, 2018. Holders of our Class B Common Stock are entitled to 200 votes per share.

(3)	Shares consist of 141,809,650 shares owned, 64,333,333 shares issuable upon conversion of promissory notes and 32,166,667 issuable upon exercise of warrants. Calculation of percent of Class A common stock is based upon 1,032,523,032 shares which include the convertible and warrant shares. Shares are owned by various partnerships, retirement accounts and personal account of Mr. Young who beneficially owns such shares. Mr. Young’s address is 4200 South Freeway, #408, Ft. Worth, TX 76115.

(4)	Shares are owned by NAUP Investments, LLC, which is an entity owned or controlled by Mr. Rodriguez who is deemed the beneficial owner of such shares. NAUP Investments, LLC’s address is 1861 Brown Blvd., Ste. 217-703, Arlington, TX 76006.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

ADDITIONAL INFORMATION

We are subject to the informational requirements of Section 15(d) of the Exchange Act. Accordingly, we file annual, quarterly and other reports and information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings will also be available to the public on, or accessible through, our corporate website at www.recallstudios.com. You may also read and copy, at SEC prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. You may also request a copy of these filings, at no cost, by writing to us at 851 Legacy Circle, Suite 600, Plano, TX 75024 or by telephoning us at (469) 228-1400.

July 31, 2017	By:	Order of the Board of Directors,

	By:	/s/ Alex Rodriguez
Alex Rodriguez
President, Chief Executive Officer and Chief Financial Officer

EXHIBIT A

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF

ZENERGY BRANDS, INC .

ZENERGY BRANDS, INC., a Nevada corporation (the “Corporation”), pursuant to this Certificate of Amendment to Articles of Incorporation (the “Certificate”), hereby amends its Amended and Restated Articles of Incorporation as follows:

1. Addition of Amended Article V – Stock . Section A, Article V is hereby amended by deleting Section A and replacing it with the following:

A. Capital Stock . The aggregate number of shares of Class A Common Stock which the Corporation shall have the authority to issue shall be increased by 1,000,000,000 shares from 4,200,000,000 shares to 5,200,000,000 shares, each with a par value of $0.001 per share.

2. Effective Date . The effective date of this Certificate shall be the close of business on twentieth day after the mailing of a Schedule 14C to the Corporation’s shareholders but in no event more than 90 days after the date of filing with Nevada Secretary of State.

3. Adoption of Certificate .

(a) This Certificate was approved by the Board of Directors of the Corporation by unanimous written consent in lieu of meeting on July 31,

2018.

(b) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 65%.

SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE CORPORATION

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Amended and Restated Articles of Incorporation of the Corporation as of July 31, 2018.

ZENERGY BRANDS, INC.

By:
Name:	Alex Rodriguez
Title:	Chief Executive Officer